UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800-525 West 8th Avenue
Vancouver, BC, Canada	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2025, AgriForce Growing Systems Ltd. (the “Company”) entered into a Sales Agreement, or sales agreement, with Yorkville Securities, LLC and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (collectively, the “Sales Agents”), relating to shares of our common stock (the “Shares”) In accordance with the terms of the sales agreement, we may offer and sell Shares having an aggregate offering price of up to $3,457,461 from time to time through or to the Sales Agents acting as our sales agent or principal.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-266722). The Company filed a prospectus supplement on October 21, 2025 (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the sales agreement is only a summary and is qualified in its entirety by reference to the full text of the sales agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Farris LLP relating to the legality of the Shares.

Item 8.01

We are authorized to issue an unlimited number of common shares, at no par value per share. As of October 21, 2025 we had 4,128,089 common shares issued and outstanding.

Holders of the Company’s common shares are entitled to one vote for each share on all matters submitted to a stockholder vote, except any meetings at which holders of another specified class or series of shares are entitled to vote separately. Holders of common shares do not have cumulative voting rights. At each annual general meeting number of directors to be elected for the ensuing year is set by shareholders pursuant to an ordinary resolution requiring approval by a majority of the votes cast at the meeting Once the number is set, that number of nominees receiving the greatest number of votes in favour of their election at the meeting will form the board of directors for the ensuing year. Holders of the Company’s common stock representing 33.3% of the issued and outstanding common shares entitled to vote at the meeting, , represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of at least 2/3 of the votes cast at a general meeting is required to effectuate certain fundamental corporate changes such as liquidation, amalgamation or arrangement.

Holders of the Company’s common shares are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common shares. The Company’s common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common shares.

Item 9.01 Exhibits

1.1	Form of Sales Agreement
5.1	Opinion of Farris LLP
23.1	Consent of Farris LLP (included Exhibit 5.1)
104	Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Executive Officer